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                                                                    EXHIBIT 99.1

                                                                NR00-13
                                                             April 28, 2000

FOR IMMEDIATE RELEASE
VASTAR POSTPONES ANNUAL MEETING OF STOCKHOLDERS
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     Houston, TX -- Vastar Resources, Inc. (NYSE: VRI) today announced the postponement of its annual meeting of stockholders, pending future developments related to BP Amoco p.l.c.'s announced intention to make a tender offer for Vastar's outstanding shares. The meeting was originally scheduled for May 17. A new meeting date has not yet been set.

     Vastar Resources, Inc., headquartered in Houston, Texas, finds, develops and produces natural gas and liquid hydrocarbons. The company is active in more than 100 producing fields, with exploration and production activities in the Gulf of Mexico shelf and deepwater, Gulf Coast, Rocky Mountains and Mid-Continent areas. BP Amoco owns indirectly approximately 81.9 percent of Vastar's common stock. Additional information on Vastar is available on the company's website at www.vastar.com.

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Contacts:    James Bartlett  (281) 584-3448 (media)
             Ellen DeSanctis  (281) 584-3477 (financial)


As previously announced on March 16, 2000, BP Amoco advised Vastar's board of its intention to commence a tender offer for the minority stockholding of the company. Vastar shareholders are strongly advised to read both the tender offer statement and the solicitation/recommendation statement regarding the tender offer when they become available, as these statements will contain

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important information relating to the tender offer. Shareholders will be able to obtain these statements and any amendments thereto and other filed documents for free at the Internet website maintained by the Securities and Exchange
Commission at www.sec.gov. In addition, Vastar Resources, Inc. will make the solicitation/recommendation statement and any amendments thereto available for free to Vastar's shareholders. Please direct your request for the solicitation/ recommendation statement to Ellen DeSanctis, Manager of Investor Relations and Corporate Communications, Vastar Resources, Inc., 15375 Memorial Drive, Houston, Texas 77079, Telephone (281) 584-3477.

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